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                                                                    EXHIBIT 10.1


                       AMENDMENT NO. 9 TO LEASE AGREEMENT


         THIS AMENDMENT NO. 9 TO LEASE AGREEMENT ("Amendment") is dated as of September 8, 2003, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord") and ATS MEDICAL, INC., a Minnesota corporation ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Crow Plymouth Land Limited Partnership ("Crow"), as landlord, and Helix BioCore, Inc. ("Helix"), as tenant, entered into that certain Lease Agreement dated December 22, 1987 (the "Original Lease"), which Original Lease was amended by Amendment No. 1 to Lease Agreement dated January 5, 1989 (the "First Amendment"); and

         WHEREAS, Plymouth Business Center I Partnership ("Business Center") succeeded to Crow's interest in the Original Lease as amended by the First Amendment; and

         WHEREAS, Business Center and Helix further amended the Original Lease by Amendment No. 2 to Lease Agreement dated January 12, 1989 (the "Second Amendment"), Amendment No. 3 to Lease dated June 14, 1989 (the "Third Amendment") and Amendment No. 4 to Lease Agreement dated February 10, 1992 (the "Fourth Amendment"); and

         WHEREAS, Landlord has succeeded to the interest of Business Center in the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment; and

         WHEREAS, on May 10, 1992, Helix changed its name to ATS Medical, Inc.; and

         WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment No. 5 to Lease Agreement (the "Fifth Amendment"), by Amendment No. 6 to Lease Agreement dated November 25, 1997 (the "Sixth Amendment"), by Amendment No. 7 to Lease Agreement dated May 10, 2000 (the "Seventh Amendment") and by Amendment No. 8 to Lease dated December 14, 2000 (the "Eighth Amendment"; the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment is hereinafter, the "Lease"); and

         WHEREAS, the Original Lease demised premises, as described therein (the "Original Premises"), which Original Premises were expanded pursuant to the First Amendment, which expansion space was surrendered pursuant to the Third Amendment and expanded again pursuant to the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment (the Original Premises, as so expanded are hereinafter, the "Expanded



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Premises") such that, as of the date hereof, the Expanded Premises consist of
33,068 rentable square feet; and

         WHEREAS, Landlord and Tenant wish further to amend the Lease to reduce the Premises and extend the term of the Lease,

         NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Defined Terms. Unless the context otherwise indicates, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. Reduction of Premises; Change in Proportionate Share. The Expanded Premises shall be reduced by 6,362 rentable square feet (the Expanded Premises, as so reduced shall be referred to herein as the "Premises") such that, as of January 1, 2004, the Premises shall consist of 26,706 rentable square feet. Effective as of January 1, 2004, Paragraph 4.E. of the Lease shall be amended to decrease Tenant's "Proportionate Share" from 40.38% to 32.61% by dividing 26,706 by 81,885.

         3. Extension of Term. The Term of the Lease is hereby extended for a period of sixty three (63) months commencing January 1, 2004 (the "Extension Commencement Date") and ending on March 31, 2009 (such period the "Extension Term").

         4. Base Rent. During the Extension Term, Tenant shall pay base rent for the Premises in the amount of;

                  (a) Two Hundred Forty Thousand Three Hundred Fifty Four and no/100ths Dollars ($240,354.00) per annum, (Twenty Thousand Twenty Nine and 50/100ths Dollars ($20,029.50) per month) for the period beginning on the Extension Commencement Date through and including December 31, 2004. Provided Tenant is not in default under the Lease, and notwithstanding the foregoing, the parties agree that Tenant shall not be obligated to pay base rent (but shall be obligated to pay Operating Costs) for the months of January, February and March, 2004 (the amount of such base rent is herein the "Abated Rent"). Tenant's right to the Abated Rent may, at Landlord's option, be revoked without notice to Tenant if at any time Tenant defaults under this Lease, whether or not such default is cured. In such event, Tenant shall be required to repay the Abated Rent, within ten (10) days after Landlord's written demand therefor, it being understood and agreed that any failure to repay as provided in this subparagraph shall constitute an additional default under Paragraph 18(a) of this Lease;

                  (b) Two Hundred Forty Nine Thousand Seven Hundred One and 16/100ths Dollars ($249,701.16) per annum, (Twenty Thousand Eight Hundred Eight and 43/100ths Dollars ($20,808.43) per month) for the period beginning on January 1, 2005 and ending on December 31, 2006; and



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                  (c) Two Hundred Sixty Three Hundred Eighty Three and 56/100ths
          Dollars ($260,383.56) per annum, (Twenty One Thousand Six Hundred Ninety Eight and 63/100ths Dollars ($21,698.63) per month) for the period beginning on January 1, 2007 and ending on March 31, 2009, all without deduction or setoff therefrom, payable at the time and in the manner set forth in the Lease for the payment of base rent.

         4. Termination of Lease. Tenant shall have a one-time option to terminate this Lease effective on the 31st day of March, 2007 (the "Termination Date") by giving written notice thereof (the "Termination Notice") to Landlord not later than June 30, 2006; provided however, the following shall be conditions precedent to the exercise of such option: (a) Tenant shall not be in default under any of the terms and conditions of this Lease as of the date of the Termination Notice or as of the Termination Date; and (ii) simultaneously with its delivery of the Termination Notice, Tenant delivers to Landlord a termination fee (the "Termination Fee") in the amount of $126,947.76 by wire transfer or by cashier's check payable to Landlord's order. If Tenant satisfies the foregoing conditions, base rent and Operating Costs shall be paid through and apportioned as of the Termination Date and neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations accruing under the Lease after the Termination Date, except such rights and obligations which, by the terms of the Lease, expressly survive the expiration or termination of the Lease. The right to terminate granted herein shall be personal to Tenant and shall not accrue to any assignee, sublessee or successor to the interest of Tenant under the Lease.

         5. Right of First Offer. Provided that Tenant is not then in default under this Lease, Tenant shall have a one time right to lease premises in the Building which are adjacent to the Premises as generally shown on Exhibit A attached hereto and made a part hereof ("Offer Space") whenever such Offer Space first becomes available for lease after December 31, 2004, in accordance with the provisions of this Paragraph 5, it being understood and agreed that for the purposes of this Paragraph 5, "available for lease" shall mean that (i) the tenant of the Offer Space (A) as of the expiration date of the term of its lease, has not indicated to Landlord a desire to renew its lease, whether or not said tenant's lease contained any right of extension or renewal and (B) has no unexercised rights of renewal or expansion as the Offer Space contained in its lease and (ii) no other tenant of Plymouth Business Center has any rights of first offer or expansion as to the Offer Space. In the event the Offer Space first becomes available for lease after December 31, 2004, Landlord shall give written notice thereof to Tenant (the "Notice From Landlord"), which Notice From Landlord shall contain the terms upon which Landlord is prepared to lease the Offer Space to Tenant.. Tenant shall have ten (10) days after receipt of the Notice From Landlord within which to deliver to Landlord written notice of Tenant's exercise of this offer (the "Notice of Exercise"), time being of the essence; provided, that it shall be condition precedent to the effectiveness of Tenant's delivery of a Notice of Exercise that that Tenant is not in default in the performance of its obligations under this Lease as of the date of Tenant's delivery of the Notice of Exercise. Except for the terms and conditions specifically set forth in the Notice From Landlord, all terms and conditions of Tenant's lease of the Offer Space (including the expiration date thereof) shall be as provided in this Lease, except that (i) base rent for the Offer Space shall be the then-current Market Rent (as defined in Paragraph 6 below); (ii) unless otherwise specified in the Notice From Landlord, the Offer Space shall be leased "AS IS";


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and (iii) the term of the lease of the Offer Space shall be three (3) years, unless otherwise specified in the Notice From Landlord, in Landlord's sole discretion (the "Offer Space Term"). The Notice of Exercise shall contain the same essential terms as the terms set forth in the Notice From Landlord and shall be in a form sufficient to serve as a commitment by Tenant to enter into a lease amendment with Landlord containing such terms with respect to the Offer Space as are identified in the Notice From Landlord. Promptly upon Tenant's delivery of the Notice of Exercise, the parties shall cooperate in the execution of an agreement modifying the terms hereof to include the Offer Space as part of the Premises in accordance with the terms contemplated in such Notice From Landlord, and otherwise in accordance with the provisions of this Paragraph 5. If Tenant fails to deliver the Notice of Exercise within said ten (10) day time period, Tenant shall be deemed to have waived the right of first offer granted by this Paragraph 5 and shall have no further right to lease the Offer Space. If Tenant waives its right to lease the Offer Space either in writing or in accordance with the preceding sentence, Landlord shall be free to lease the Offer Space identified in such Notice From Landlord thereafter to any party upon any terms. Subject to Paragraph 6 below, but notwithstanding anything else to the contrary in this Lease, Tenant shall have no right to rescind any Notice of Exercise given as to any Offer Space. The rights of Tenant under this Paragraph 5 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the Expiration Date or earlier termination of this Lease. Notwithstanding the foregoing, the right of first offer contemplated by this Paragraph 5 shall automatically terminate and become null and void and of no further force and effect upon the earliest to occur of
(i) the expiration date or earlier termination of this Lease, (ii) the termination of the Tenant's right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Paragraph 5. The right contemplated by this Paragraph shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, sublessee, or successor to Tenant's interests hereunder.

         6. Market Rent. "Market Rent" means the amount of base rent, which may or may not include concessions, improvements and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Landlord shall include in the Notice From Landlord its determination of Market Rent for the Offer Space (the "Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten
(10) days after Tenant's receipt of the Market Rent Notice ("Tenant's Notice"). Landlord and Tenant shall, for ten (10) days after Landlord's receipt of Tenant's Notice, negotiate in good faith to come to an agreement as to Market Rent for the Offer Space. If Landlord and Tenant are unable to agree upon Market Rent within said ten day period, then, notwithstanding the provisions of Paragraph 5, Tenant shall have the right to rescind the Notice of Exercise by written notice (the "Rescission Notice") to Landlord given not later than twenty
(20) days after the date of Tenant's Notice, it being understood and agreed that if the Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the Notice of Exercise. In such case, to the extent that the Notice of Exercise is effectively exercised, Landlord and Tenant shall execute and deliver an amendment to this Lease which amendment shall be executed and delivered within ten (10) days following the determination of Market Rent. Tenant's failure to give Tenant's Notice within the time period provided above shall be deemed an acceptance of



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Landlord's determination of Market Rent, and Tenant shall be deemed to have agreed to lease the Offer Space pursuant to the Notice of Exercise.

         7. Improvements. After the execution of this Amendment, at such time as Landlord and Tenant may mutually agree, Landlord shall cause to be performed by the work in the Premises described on Exhibit B attached hereto and made a part hereof (the "Work"). The Work shall be performed at Landlord's cost and expense, subject to reimbursement by Tenant as a part of the Termination Fee if Tenant terminates the Lease pursuant to Paragraph 4 above.

         The parties understand and agree that Tenant is in possession of the Premises on the date of this Amendment, and the parties further understand and agree that Tenant understands and agrees that the Work will be performed during normal working hours in the Premises. Landlord agrees that it will cause its contractors to use reasonable efforts not to interfere with Tenant's business operations in the Premises; provided however, that Tenant agrees that Landlord shall be not be liable to Tenant for any loss, cost, damage or injury to persons or property or to the business of Tenant conducted in the Premises arising from the performance of the Work by Landlord's contractors or any subcontractors. Tenant agrees to cooperate with Landlord and its contractors in terms of the scheduling of the Work.

         8. Exhibit. Effective on January 1, 2004, Exhibit A to the Lease is deleted and Exhibit C attached hereto substituted therefor.

         9. No Default. Tenant represents and warrants that after giving effect to the amendment contained herein, no Event of Default shall have occurred or be continuing under the Lease and no event shall have occurred which, with the serving of notice or the passage of time, shall mature into such an Event of Default.

         10. Reference to and Effect on the Lease.

                  (a) Upon the effectiveness of this Amendment, each reference in the Lease to "this Lease", "hereunder", "hereof" or words of like import referring to the Lease shall be a reference to the Lease as amended hereby.

                  (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.

                  (c) Whenever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

         11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute one and the same original.



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         13. Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

         14. Time of Essence. Time is of the essence as to each and every provision of this Amendment and the Lease.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ST. PAUL PROPERTIES, INC.               ATS MEDICAL, INC.


By:  /s/ Michael D. Elnicky             By:  /s/ Michael D. Dale
   ------------------------                -----------------------
     Its:     Asset Manager                  Its:    President/CEO







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                                    EXHIBIT A

                                   Offer Space




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                                    EXHIBIT B

                              Work to be Performed



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                                    EXHIBIT C

                               Exhibit A to Lease